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                                                                  EXHIBIT 10v(i)

               Letter dated April 16, 1998, to Raymond W. Smith
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                     concerning employment-related issues
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Bell Atlantic Corporation               Ivan Seidenberg
1095 Avenue of the Americas             Vice Chairman, President and
New York, NY  10036                     Chief Operating Officer



April 16, 1998



Raymond W. Smith
Chairman and Chief Executive Officer
Room 3919
1095 Avenue of Americas
New York, NY 10036


Re:  Confirmation of Recent Discussions
     ----------------------------------

Dear Ray:

This letter will confirm our discussions regarding a number of employment-related issues:

As contemplated by Section 3(d) of your employment agreement, it is agreed and understood that for whatever period you continue to represent Bell Atlantic on any outside board or council (but for at least five years after your retirement), (a) you will continue to have access to and use of the corporate aircraft (including limited personal use in accordance with Bell Atlantic's current policies) subject to the needs of the business, (b) you will continue to be furnished office space and secretarial support, and (c) you will be reimbursed for any dues payments or travel and lodging expenses incurred as a representative of Bell Atlantic on any outside board or council, including the Madison Council of the Library of Congress and the Lincoln Center.

With respect to the Madison Council, it is agreed that you may continue to serve as a representative of Bell Atlantic for as long as you deem appropriate. With respect to the Lincoln Center board, it is agreed that you may continue to serve as Bell Atlantic's representative for a period of two years after your retirement.

In addition, it is agreed that, at least until December 31, 1999, you will serve as non-executive Chairman of the proposed Bell Atlantic Venture Fund, which will be responsible for assessing new technologies, interfacing with providers of these technologies, and making appropriate recommendations to the Company.

Sincerely,


Ivan